Exhibit 5.1
Nordic American Tankers Limited Swan Building 26 Victoria Street Hamilton HM 12 Bermuda	Email spenrose@applebyglobal.com Direct Dial +1 441 298 3286 Tel +1 441 295 2244 Fax +1 441 292 8666 Your Ref Appleby Ref 100154.0082/SP/KB 11 March 2025

Nordic American Tankers Limited – Registration Statement on Form F-3
We have acted as legal advisers as to matters of Bermuda law to Nordic American Tankers Limited, an exempted company organized under the laws of the Islands of Bermuda (Company). This opinion as to the laws of Bermuda is addressed to you in connection with (i) the Company’s at-the-market offering of Common Shares (defined below) having an aggregate offering price of up to US$60,000,000 (ATM Shares) (ii) the market issuance sales agreement dated 11 March 2025 (Sales Agreement), between the Company and B. Riley Securities, Inc., as agent (Agent) pursuant to which the Company may offer the ATM Shares through the Agent, from time to time; and (iii) the Company’s registration statement on Form F-3 (such registration statement as amended and supplemented from time to time), including the exhibits thereto (Registration Statement) filed with the U.S. Securities and Exchange Commission (Commission) pursuant to the provisions of the Securities Act of 1933, as amended (Securities Act) on 11 March 2025, including (a) a prospectus included therein (the Base Prospectus) and (b) a prospectus supplement included therein (the Prospectus Supplement, and together with the Base Prospectus, the Prospectus).
The Registration Statement related to the registration by the Company of up to US$200,000,000 in securities, which may include the Company’s common shares of par value US$0.01 each (Common Shares, which for greater certainty shall include the ATM Shares), preferred shares (Preferred Shares), debt securities (Debt Securities), warrants (Warrants), purchase contracts (Purchase Contracts), rights to purchase the Company’s equity securities (Rights) and units (Units) (the Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units are collectively referred to herein as the Securities).
For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (Documents).

Bermuda Office Appleby (Bermuda) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

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ASSUMPTIONS
In stating our opinion we have assumed:
1.
the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

2.	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
3.	the genuineness of all signatures on the Documents;
4.	the authority, capacity and power of persons signing the Documents;
5.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;
6.
that each director of the Company, when the board of directors of the Company passed the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company;

7.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;
8.
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Documents or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Documents is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

9.
the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by Company Search and the Litigation Search is accurate and complete in all respects and such information has not been

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materially altered since the date and time of the Company Search and the Litigation Search;
10.
that (i) all interests of the directors of the Company on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents; (ii) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; (iii) the directors of the Company have concluded that the entry by the Company into any documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company and for a proper purpose of the Company; and (iv) there is no matter affecting the authority of the Directors to effect the issuance of the Securities, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein.

11.
the definitive terms of the Securities, other than Common Shares, to be offered pursuant to the Registration Statement will have been established in accordance with duly execution resolutions of the board of directors of the Company and applicable law;

12.
the Securities issuable upon conversion, exchange or exercise of any Security to be offered, will be duly authorised, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

13.
the Common Shares and the Preferred Shares and any Securities consisting of Common Shares or Preferred Shares, including Common Shares or Preferred Shares issuable upon conversion, exchange or exercise of any Security to be offered, or issued as part of a Unit, will be duly authorised and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof and the Company will have sufficient authorised, but unissued, share capital to effect such issue;

14.	the Registration Statement, the Prospectus and the Sales Agreement, and any amendments thereto, will have become effective;
15.	one or more prospectus supplements will have been filed with the Commission describing the Securities to be offered thereby;
16.
all Securities will be issued in compliance with all matters of, and the validity and enforceability thereof under, applicable U.S. federal and state securities laws and other laws (other than the laws of Bermuda, in respect of which we are opining);

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17.
prior to the date of issuance of any Securities, all necessary approvals of the Bermuda Monetary Authority (save in the case of the issuance of the Common Shares) will have been obtained with respect to the issue and free transferability of the Securities to be issued;

18.	with respect to the issuance and sale of any Debt Securities, that the Indenture will have been duly executed and delivered by the Company and the trustee named therein;
19.
with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the indenture with respect thereto;

20.
with respect to the issuance and sale of any series of Preferred Shares, that an appropriate certificate of designations, or similar instrument setting forth the preferential, qualified or special rights, privileges or conditions with respect to such series of Preferred Shares will have been duly and validly authorised and adopted by the Company;

21.
with respect to the issuance and sale of any Warrants, that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the arrant agent, (ii) the Warrants will have been duly executed and delivered by the Company and duly executed by any warrant agent appointed by the Company, and (ii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company;

22.
with respect to the issuance and sale of any Purchase Contracts, that (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein;

23.
with respect to the issuance and sale of any Rights, that (i) a purchase agreement with respect to such Rights will have been executed and delivered by the parties thereto, and (ii) the Rights, if in certificated form, will have been duly executed and delivered in accordance with the Rights agreement upon payment of the consideration therefor provided for therein;

24.
with respect to the issuance and sale of any Units, that (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the Units, if in certificated form, will have been duly executed and delivered

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in accordance with the purchase agreement upon payment of the consideration therefor provided for therein;
25.
any amendment to the Documents is properly authorized by the Company and the terms and transactions contemplated by any such amendment adopted would not be inconsistent with the Resolutions and the terms and transactions contemplated by the Documents as of the date hereof;

26.	that there are no matters of fact or law (other than matters of Bermuda law) affecting the Documents that have arisen since the date thereof which would affect the opinions expressed herein.
OPINION
Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:
1.
The Common Shares and the Preferred Shares have been duly authorised and any Securities consisting of Common Shares or Preferred Shares, including any Common Shares or Preferred Shares issuable on conversion, exercise or exchange of other Securities, or issued as part of a Unit when issued, sold and paid for as contemplated in conformity with the Resolutions and the Prospectus or any prospectus supplement (and with regard to any rights to purchase Common Shares or Preferred Shares, in accordance with the terms of the relevant share rights plan), will be validly issued, fully paid and non-assessable.

2.
The Securities consisting of Debt Securities, Warrants, Purchase Contracts, Rights or Units have been duly authorised and, upon due execution and delivery as contemplated in the Prospectus, will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to benefits provided by the Indenture; and

3.
Subject as otherwise provided in this opinion, no consent, approval, licence or authorisation of, and no filing with, or other act by or in respect of, any governmental authority, regulatory body or court in Bermuda is necessary in connection with the issuance of the Securities.

The permission of the Bermuda Monetary Authority (BMA) is required for the issue and transfer of shares, other than in cases where the BMA has granted a general permission. The BMA in its policy dated 1 June 2005 provides that “where any Equity Securities of a company (which would include the Common Shares) are listed on an Appointed Stock Exchange (the New York Stock Exchange is deemed to be an

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Appointed Stock Exchange under Bermuda law) general permission is hereby given for the issue and subsequent transfer of any securities of the company from and/or to a non-resident, for so long as any Equities Securities of the company remain so listed”.
RESERVATIONS
We have the following reservations:
1.
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.
Any reference in this opinion to Units being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of the shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

3.	In order to issue this opinion we have carried out the Company Search as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such searches.
4.	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such search.
5.
Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

5.1
details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been

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filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or the Judgment Book;
5.2
details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

5.3
whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

5.4	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or
5.5
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981, as amended.

DISCLOSURE
This opinion is addressed to you and, save as referred to herein, is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.
Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the prospectus contained therein, without admitting that we are “experts” within the meaning of the Securities Act, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.
This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly

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limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully

Appleby (Bermuda) Limited

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SCHEDULE
1.
A search of the entries and filings shown and available for inspection in respect of the Company in the register of charges and on file of the Company maintained in the register of companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by an electronic company extract prepared by the Registrar of Companies on 11 March 2025 and the documents delivered by the Registrar of Companies in connection therewith (Company Search).

2.
A search of the entries and filings shown and available for inspection in respect of the Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 11 March 2025 (Litigation Search).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company (Constitutional Documents).
4.	A certified copy of the Register of Directors and Officers of the Company (Register of Directors and Officers).
5.	Certified copy of the unanimous written resolutions of the board of directors of the Company dated effective 5 March 2025 (the Resolutions).
6.	The Registration Statement.
7.	The Base Prospectus.
8.	The Prospectus Supplement.
9.	The Sales Agreement.
10.	The form of indenture entered into by the Company (filed as Exhibit 4.3 to the Registration Statement) (Indenture).
11.	A copy of the Bermuda Monetary Authority’s General Permission dated 1 June 2005.

Bermuda Office Appleby (Bermuda) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

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